EMPLOYMENT AGREEMENT


This Employment Agreement is made this 1st day of August, 2003, by and between AGTsports, Inc., a Colorado Corporation, (hereinafter referred to as "Company") and Randy Mullins, an individual having an address at 16107 Affirmed Way, Friendswood, Texas 77546 (hereinafter referred to as "Employee").

                                   WITNESSETH:

     WHEREAS, AGTsports, Inc. desires to hire and retain Employee as Chairman and Chief Executive Officer of the Company, with all duties, authorities, and responsibilities as may be normally considered attendant to such position, and

WHEREAS, Employee possesses the necessary skills, knowledge and abilities to provide such services, and is desirous of accepting said position and employment with the Company.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises between the parties as contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I. TERM. The term of this Agreement shall be for a period of three (3) years commencing on August 1, 2003 and terminating on July 31, 2006. This agreement shall only be terminated in accordance with the provisions of Paragraph VI (six) of this Agreement.

II. DUTIES. Effective August 1, 2003, and through July 31, 2006, Employee shall serve as Chairman and Chief Executive Officer of AGTsports, Inc. and devote his primary time and attention to his duties as an officer of the Company, which duties may be augmented or restricted in accordance with the directives of the Board of Directors of the Company. Employee represents and warrants that he is free to accept this employment and will exercise his best efforts in good faith with respect to his employment hereunder.

III. COMPENSATION. Employee shall be paid an annualized base salary of $72,000, payable monthly, in arrears. During the term of this Agreement, the Employee may be eligible to participate in performance bonuses and any qualified or non-qualified stock option plans of the Company, as established by the Compensation Committee of the Board of Directors of the Company. Stock Option Incentives authorized for Employee pursuant to this agreement are as follows:

A.     Signing  Bonus. Upon signing of this Agreement, a one time stock grant of
       ---------------
500,000  Series  2003A  preferred  shares  of  the  Company.

B.     Annual  Stock Option.   Pursuant to the terms of the Company's 2003 Stock
       --------------------
Option Plan, the Company shall issue Employee annual stock options for the exercise of common shares as established by the Compensation Committee of the Board of Directors of the Company. The options shall be exercisable at 100% of the fair market value of the common stock on the date of grant, and the first such options shall be granted on or before March 31, 2004.

IV. EXPENSES. Subject to the Company's written employee expense reimbursement policy, the Employee shall be entitled to reimbursement for all reasonable expenses necessarily incurred by him in the performance of his duties upon presentation of a voucher indicating the amount and business purpose and supported by appropriate documentation. In addition, the Employee shall receive a monthly car expense of $500.00.

V. BENEFITS. The Employee shall be eligible to participate in all of the Company's health and welfare benefit programs. He shall be entitled to vacation annually according to the Company's vacation policy, the timing of which shall be agreed upon between the Employee and the Board of Directors of the Company

VI. TERMINATION. Notwithstanding any provision of the foregoing contract, the Employee may be discharged only for Cause by the Board of Directors of the Company at any time during the period of employment provided for in this Agreement.

A. "Cause" shall mean a material breach of the terms of this Agreement, including: (a) conviction of a felony involving moral turpitude; (b) theft from the Company or any of its customers; (c) breach of the covenant of non-competition and non-disclosure; (d) willful failure or refusal to carry out the policies of the Company or any order or directive of the Board of Directors of Citadel; or (e) the failure by the Employee to perform all of the material duties and to comply with the material terms and conditions required of him under this Agreement.

B. If the Employee is discharged for cause, or voluntarily leaves the employ of the Company during the period of active employment specified herein, then and in any such event, all subsequent compensation required to be paid by the Company to the Employee shall be forfeited, and this contract and the rights of the parties shall terminate.

C. In the event the Company otherwise terminates the Employee's employment, the Company shall be obligated to pay Employee, as a lump sum severance payment, an amount equal to one times the Employee's annual salary, payable in either shares or cash at the Company's option within thirty (30) days of such termination.

D. In the event of Employee's death, his employment shall be terminated immediately and his spouse or assigns shall receive the proceeds of the Key Man Life Insurance or other insurance policies maintained by the Company on Employee as determined by the Compensation Committee of the Board of Directors of the Company.

VII. ARBITRATION. All disputes, differences, or questions arising between the parties hereto relating to construction, price, meaning, or effect of any cause or thing contained herein, or the rights or liabilities of the parties respectively, or their respective successors and assigns, shall be referred to arbitration between the parties hereto, one arbitrator to be appointed by each party, and the arbitrators so chosen, if by themselves unable to agree within ten days after their appointment, choose an additional arbitrator, without delay, and the decision in writing signed by a majority of such arbitrators, unless patently erroneous, shall be binding upon the parties hereto. The general procedure followed for arbitrators shall conform to the laws of the State of Colorado. The unsuccessful party in the arbitration shall pay the expenses/costs related thereto

VIII. NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified or registered mail, return receipt requested

IX.     RULES  OF  CONSTRUCTION.

A. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supercedes all negotiations, prior agreements and contemporaneous agreements, discussions and understandings of the parties in connection with the subject matter hereof.

B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Venue and Jurisdiction shall be in Denver County, Colorado.

C. AMENDMENTS. No change, modification or termination of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by all parties hereto, their successors or assigns.

D. BINDING EFFECT ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, personal representatives, heirs and assigns.

E. DISCLOSURE. Employee agrees not to disclose the terms of this Agreement to anyone during the term of this agreement except as required by law without the express written consent of Citadel.

F. SEVERABILITY. If any Article, or other provision of this Agreement, or the application thereof, is held to be invalid, illegal, or unenforceable in any respect or for any reason, the remainder of this Agreement, and the application of the Article, Section or Provision to a person or circumstance with respect to which it is valid, legal or enforceable, shall not be affected thereby.

  IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement below, as of this 1st day of August, 2003.


THE  COMPANY:
AGTSPORTS,  INC.


BY: /s/ Cory J. Coppage
   -------------------------------
    Cory  J.  Coppage,  President


THE  EMPLOYEE:
RANDY  MULLINS


BY: /s/ Randy Mullins
   -------------------------------
     Randy  Mullins